Exhibit 10.2

EXECUTION COPY

AMENDMENT TO SECOND AMENDED AND RESTATED FACILITY AGREEMENT

AMENDMENT TO SECOND AMENDED AND RESTATED FACILITY AGREEMENT (this “Amendment”), dated as of October 3, 2016, by and among ARALEZ PHARMACEUTICALS, INC. (“Parent”), POZEN, INC., TRIBUTE PHARMACEUTICALS CANADA, INC. (“Credit Parties”), DEERFIELD PRIVATE DESIGN FUND III, L.P., DEERFIELD INTERNATIONAL MASTER FUND, L.P., and DEERFIELD PARTNERS, L.P. (collectively referred to as the “Lenders” and together with the Credit Parties, the “Parties”).

RECITALS:

A.                                    Credit Parties and Lenders have entered into that certain Second Amended and Restated Facility Agreement dated as of December 7, 2015 (as the same has been and may hereinafter be amended, modified, restated or otherwise supplemented from time to time, including, but not limited to, by those certain Limited Consents between Lenders and Credit Parties dated as of September 6, 2016 and October 3, 2016, respectively, the “Facility Agreement”).

B.                                    Credit Parties desire to enter into this Amendment to modify certain provisions thereof.

C.                                    The Lenders party hereto, constituting the Required Lenders, are willing to amend the Facility Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.                                      Defined Terms.  Capitalized terms used herein which are defined in the Facility Agreement or other Loan Documents, unless otherwise defined herein, shall have the meanings ascribed to them in the Facility Agreement and the other Loan Documents.  The Recitals to this Amendment are incorporated herein in their entirety by this reference thereto.

2.                                      Amendments to Facility Agreement.  Upon the satisfaction of the conditions set forth in Section 3 of this Amendment (the “First Amendment Effective Date”) the Facility Agreement is hereby amended as follows:

a.                                      Section 1.1 of the Facility Agreement is hereby amended to add the following new defined terms:

“Limited Consents” means the Limited Consents between Credit Parties and Lenders dated as of September 6, 2016 and October 3, 2016, respectively.

“Permitted Acquisition Loans” shall have the meaning ascribed to it in the Limited Consents.

b.                                      The Facility Agreement is hereby amended to provide that, notwithstanding anything contained in the Facility Agreement or any other Loan Document to the contrary, if the Lenders have made Permitted Acquisition Loans:

(i) Credit Parties shall, no earlier than fifteen (15) days, and no later than ten (10) days, prior to Parent’s filing with the SEC of any periodic report on Form 10-Q or Form 10-K that first contains Parent’s financial results for any fiscal quarter (the “Filing Date”), commencing with the second full fiscal quarter ending after the funding of the Permitted Acquisition Loans (the quarter ending June 30, 2017), deliver to Lenders a certificate, executed by the Chief Financial Officer of Parent (each, a “Parent Certificate”), certifying on a confidential basis (A) that Parent has calculated the Specified Revenue and (commencing with the fiscal quarter ending September 30, 2018) Post-Acquisition EBITDA (each in accordance with the respective definitions thereof as set forth below) for the six-month period ending on the last day of such fiscal quarter, based on and appropriately derived from preliminary financial statements for the applicable fiscal quarters, prepared in accordance with GAAP consistent with past practice, and the Specified Revenue and (if applicable) Post-Acquisition EBITDA are appropriately derived therefrom; (B) as to whether there has been a Post-Acquisition Condition Failure (as defined below) for such six-month period and (C) the anticipated Filing Date.  Parent shall promptly notify the Lenders if any subsequent change to such preliminary financial statements or the information derived therefrom would result in a Post-Acquisition Condition Failure. Upon the request of any of the Required Lenders, Parent shall promptly furnish to the Lenders such information (including, without limitation, Parent’s calculations of the Specified Revenue and (if applicable) Post-Acquisition EBITDA, along with support therefor, for the applicable six-month period) as the Required Lenders may reasonably request for the purpose of verifying the accuracy (or determining the inaccuracy) of Parent’s determination as to whether there has been a Post-Acquisition Condition Failure as set forth in the Parent Certificate.  For purposes hereof, (x) “Post-Acquisition EBITDA” for any six-month period ending on a fiscal quarter end shall mean Adjusted EBITDA (as defined in the Facility Agreement, but calculated without giving effect to clause (D) of such definition) for such six-month period; provided that, for purposes hereof, all references to Test Period in the definition shall be deemed to mean such six-month period; and (y) “Specified Revenue” for any six-month period ending on a fiscal quarter end shall mean the Net Sales (as defined in the Asset Purchase Agreement, dated as of October 3, 2016, by and among AstraZeneca AB, Aralez Pharmaceuticals Trading DAC and Parent (the “AZ Purchase Agreement”), but including only the Net Sales of the Credit Parties), as derived from the applicable Net Sales Statements delivered pursuant to the AZ Purchase Agreement, together with any license fees, royalty amounts or similar payments that are received by the Credit Parties from any AG Selling Entities and Selling Entities that are not Credit Parties and are directly attributable to the license thereto of the Product and/or the Authorized Generic Product for distribution thereby, during the fiscal quarters included in such six-month period, as contained in Parent’s periodic reports filed with the SEC.   Each Lender agrees to maintain the confidentiality of any information that is contained in any Parent Certificate and which has not been publicly disclosed, provided that the Company timely files its periodic reports with the SEC and complies with its disclosure obligations set forth below.

(ii)  In the event that (A) (x) as of the end of the second full fiscal quarter of Parent ending after the funding of Permitted Acquisition Loans (i.e., the quarter ending June 30, 2017) or as of the end of any fiscal quarter thereafter, Specified Revenue with respect to such six-month period is less than $17,500,000 and (y) commencing with the seventh full fiscal quarter of Parent ending after the funding of Permitted Acquisition Loans (i.e., the quarter ending September 30, 2018), as of the end of such fiscal quarter or as of the end of any fiscal quarter thereafter, the Post-Acquisition EBITDA of Parent with respect to the six-month period ending as of such fiscal quarter end is less $12,500,000 for any six-month period ending on or prior to June 30, 2019, or $25,000,000 for any six-month period ending after June 30, 2019 (the occurrence of part (x) of this clause (A) as of the end of any fiscal quarter ending prior to September 30, 2018,  or both part (x) and part (y) of this clause (A) as of the end of any fiscal quarter ending on or after September 30, 2018, being referred to as a “Post-Acquisition Condition Failure”), or (B) Parent fails to timely deliver a Parent Certificate or otherwise comply in any material respect with any obligation set forth in Section 2(b)(i) above and, in the case of this clause (B), such failure is not remedied by Parent or waived by the Lenders within two (2) Business Days after the receipt by Parent of notice from the Lenders of such failure, the Required Lenders, in their sole discretion, may, upon written notice to Credit Parties within four (4) Business Days of the latest of (I) the receipt of the Parent Certificate, (II) the date Parent notifies the Lenders that a subsequent change to preliminary financial statements or the information derived therefrom would result in a Post-Acquisition Condition Failure or (III) the expiration of any applicable cure period pursuant to clause (B) above (but in no event earlier than four (4) Business Days prior to the anticipated Filing Date as set forth in the Parent Certificate), elect to have the then outstanding principal balance of the Acquisition Loans amortize quarterly, in equal quarterly installments (in each case together with accrued interest thereon), payable on the first day of each January, April, July and October thereafter, in an amount necessary to repay the then outstanding principal amount of the Acquisition Loans in full over the number of full calendar quarters then remaining prior to the sixth anniversary of the funding of the Permitted Acquisition Loans.  Upon such election, (X) Credit Parties shall make such payments to the Lenders in accordance with the terms hereof and the Facility Agreement (as amended hereby), and (Y) Parent shall disclose that the Lenders have made such election in the periodic report on Form 10-Q or Form 10-K for the fiscal quarter or year, as applicable (or if not disclosed therein, in a Form 8-K filed no later than four (4) Business Days after Lenders make such election).  In the event of any failure of Credit Parties to make any such payment, the Lenders shall be entitled to exercise all rights and remedies under the Facility Agreement.  For the avoidance of doubt, the failure of the Required Lenders to make such election with respect to any six-month period shall not affect the Required Lenders’ right to make such an election with respect to any subsequent six-month period, to the extent the Required Lenders would be entitled to do so as provided herein.

3.                                      Conditions Precedent.  The effectiveness of this Amendment is subject to the following conditions precedent:

a.                                      Amendment.  The Credit Parties shall each have executed and delivered counterparts to this Amendment to the Lenders.

b.                                      AZ Purchase Agreement.  The Closing (as defined in the AZ Purchase Agreement) shall have occurred.

4.                                      Legal Fees and Expenses.  The Credit Parties agree to promptly reimburse Lenders for all reasonable and documented out-of-pocket costs, fees and expenses, including reasonable and documented out-of-pocket legal fees and expenses, incurred in connection with the negotiation, drafting and closing of this Amendment, any related Loan Documents and the Limited Consents.

5.                                      Representations and Warranties.  Each Credit Party hereby represents and warrants to Lenders:

a.                                      As of the date hereof, except as expressly modified by the amendments in Section 2 above, the representations and warranties of Credit Parties contained in the Loan Documents are (i) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date hereof as if made as of the date of this Amendment, except to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all respects or all material respects, as applicable, as of such earlier date;

b.                                      No Default or Event of Default exists; and

c.                                       Each Credit Party has the requisite organizational power and authority to enter into and to consummate the transactions contemplated by this Amendment and each of the other Loan Documents (including as amended hereby) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  Each Credit Party’s execution and delivery of each of this Amendment and the other Loan Documents (including as amended hereby) to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary organizational action on the part of such Credit Party, and no further action is required by any Credit Party, its board of directors, stockholders or other applicable governing body or equity owners in connection therewith other than in connection with the Required Approvals (as defined below).  Each of the Amendment and the other Loan Documents (including as amended hereby) to which it is a party has been (or upon delivery will have been) duly executed by each Credit Party which is a party thereto and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.  The execution, delivery and performance of this Amendment and the other Loan Documents (including as amended hereby) by each Credit Party which is a party thereto and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any assets of such Credit Party pursuant to, any material agreement to which such Credit Party is a party or by which such Credit Party is bound or to which any of the assets of such Credit Party is subject, (ii) result in any violation of or conflict with the provisions of the Organizational Documents, (iii) result in the violation of any material Applicable Laws in any material respect or (iv) result in the violation of any judgment, order, rule, regulation or decree of any Governmental Authority.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of any of this Amendment and the other Loan Documents, or for the consummation by the Credit Parties of the transactions contemplated thereby, except for those that have been made or obtained prior to the date of this Agreement (the “Required Approvals”).

6.                                      No Further Amendments; Ratification of Liability.  Except as amended hereby, the Facility Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect in accordance with their respective terms.  Each Credit Party as a debtor, grantor, pledgor, guarantor or assignor, or in any similar capacity in which it has granted Liens or acted as an accommodation party or guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Facility Agreement and the other Loan Documents, all as amended by this Amendment, and the liens and security interests granted, created and perfected thereby.  The Lenders’ agreement to the terms of this Amendment or any other amendment of the Facility Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing among Credit Parties and Lenders.  This Amendment, together with the other Loan Documents, contains the entire agreement among the Credit Parties and Lenders contemplated by this Amendment.

7.                                      Incorporation by Reference.  The provisions of Article 6 of the Facility Agreement are incorporated herein by reference mutatis mutandis.

[Remainder of Page Intentionally Left Blank, signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

CREDIT PARTIES:

ARALEZ PHARMECEUTICALS, INC.

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	Chief Executive Officer

POZEN INC.

By:	/s/ Scott J. Charles
Name:	Scott J. Charles
Title:	Treasurer

TRIBUTE PHARMACEUTICALS CANADA, INC.

By:	/s/ James L. Hall
Name:	James L. Hall
Title:	General Manager

LENDERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III., L.P., its General Partner
By:	J.E. Flynn Capital III, LLC, its General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt., L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ Jonathan Isler
Name:	Jonathan Isler
Title:	Authorized Signatory